                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM 8-K/A
                                Amendment No. 1



                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): AUGUST 19, 1997



                             AVIATION GROUP, INC.
      (Exact name of Small Business Issuer  as specified in its charter)



              TEXAS                                       75-2631373
  (State or Other Jurisdiction of                      (I.R.S. Employer
  Incorporation or Organization)                       Identification No.)



                            700 NORTH PEARL STREET
                                  SUITE 2170
                             DALLAS, TEXAS  75201
                   (Address of Principal Executive Offices)



                                 214/922-8100
                          (Issuer's Telephone Number)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

          Item 2 as filed in the Registrant's Current Report on Form 8-K is amended in its entirety to read as follows:

          On August 19, 1997, Aviation Group, Inc., a Texas corporation (the "Company"), acquired all of the outstanding stock of Casper Air Service, a Wyoming corporation ("CAS"). In connection with the acquisition, the Company paid $1,167,000 and issued a total of 153,565 shares of Common Stock to the selling CAS shareholders. The number of shares issued by the Company was based on the Company's initial public offering price for its Common Stock of $5.75 per share and a total value of approximately $883,000 in stock delivered to CAS shareholders. The Company obtained the funds used in this acquisition from the net proceeds from the Company's initial public offering, which was also closed on August 19, 1997.

          CAS is a full-service, fixed-base operation located at Natrona County International Airport in Casper, Wyoming and has been in business continuously since 1946. CAS offers aircraft line services, aircraft repair and maintenance, aircraft parts distribution, aircraft charter flights and aircraft sales.

          The aircraft line services offered by CAS include aircraft refueling, de-icing, cleaning and heating, and weather information, refreshments, lounge areas and ground transportation for pilots and passengers. The FAA certified service department of CAS provides maintenance and overhaul services for piston and turbo-charged aircraft engines, propellers, accessories and avionics systems. The parts department of CAS sells to customers located outside the United States and outside the Rocky Mountain region as well as in connection with its service operations. CAS is the fourth largest wholesaler of Cessna parts in the United States. CAS has offered charter flights since its inception in 1946. The Company has determined to discontinue the charter operations of CAS in the near future.

          At and for the fiscal year ended April 30, 1997, CAS has total assets of $3,661,000, total liabilities of $2,832,000, net sales of $6,745,000 and net income of $270,000.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (a) Financial Statements of the Businesses Acquired. The audited financial statements, together with the report of independent auditors, for the two fiscal years ended April 30, 1997, are included on pages F-1 through F-15 of this document.

          (b) Pro forma Financial Information. Because the acquisition of Casper Air Service was to be funded as a use of proceeds from the Company's Initial Public Offering closed August 19, 1997, unaudited pro forma information reflecting the assumed acquisition was included in previously presented filings. The Company's unaudited pro forma consolidated statement of operations for the fiscal year ended June 30, 1996 and for the nine months ended March 31, 1997 and the Company's unaudited pro forma balance sheet as of March 31, 1997 are incorporated by reference herein from the Form SB-2 Registration Statement of the Company (File No. 333-22727).

                INDEX TO ACQUIRED BUSINESS FINANCIAL STATEMENTS




Casper Air Service

Independent Auditor's Report                                                F-1

Financial Statements:

     Consolidated Balance Sheets as of April 30, 1997 and 1996              F-2
     Consolidated Statements of Operations for the Two Years
        Ended April 30, 1997                                                F-3
     Consolidated Statement of Stockholders' Equity for the Two Years
        Ended April 30, 1997                                                F-4
     Consolidated Statements of Cash Flows for the Two Years
        Ended April 30, 1997                                                F-5
     Notes to the Consolidated Financial Statements                         F-7

                                  SIGNATURES

          In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

          Date:  February 4, 1998.

                                        AVIATION GROUP, INC.



                                        By: /s/ STUART A. WALKER
                                           -----------------------------------
                                           Stuart A. Walker,
                                           Chief Financial Officer

                  [MCGLADREY & PULLEN, LLP LOGO APPEARS HERE]

                         INDEPENDENT AUDITOR'S REPORT



To the Board of Directors and Stockholders
Casper Air Service
Casper, Wyoming

We have audited the accompanying consolidated balance sheets of Casper Air Service and Subsidiary as of April 30, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Casper Air Service and Subsidiary, as of April 30, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note 9, in August, 1997, the Company was sold. The accompanying financial statements do not reflect any adjustments as a result of this sale nor the plans which the new owner may have for the operation for the Company.



                                          /s/ MCGLADREY & PULLEN, LLP

Casper, Wyoming
November 14, 1997

CASPER AIR SERVICE AND
SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
APRIL 30, 1997 AND 1996

ASSETS (Note 5)                                                                    1997         1996
------------------------------------------------------------------------------------------------------
Current Assets
  Cash and cash equivalents                                                   $   179,000  $   229,000
  Restricted cash                                                                 100,000      100,000
  Investment in available-for-sale securities (Note 2)                            112,000      107,000
  Trade receivables                                                               512,000      468,000
  Inventories (Note 3)                                                            917,000    2,180,000
  Deposits and other assets                                                            -        31,000
  Deferred income taxes                                                            97,000           -
  Asset of discontinued division, net (Note 9)                                    279,000           -
                                                                              ------------------------
          Total current assets                                                  2,196,000    3,115,000

Property and Equipment, net (Note 4)                                            1,456,000    1,522,000
Notes Receivable Employees                                                          9,000       13,000
                                                                              ------------------------
                                                                              $ 3,661,000  $ 4,650,000
                                                                              ========================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Notes payable (Note 5)                                                      $   351,000  $   443,000
  Floor plans payable (Note 5)                                                    138,000    1,315,000
  Current maturities of long-term debt (Note 5)                                   367,000      366,000
  Liability applicable to assets of discontinued division (Note 9)                183,000           -
  Trade accounts payable                                                          592,000      570,000
  Accrued liabilities                                                             126,000       66,000
  Fuel, services and other deposits                                               131,000       98,000
                                                                              ------------------------
          Total current liabilities                                             1,888,000    2,858,000
                                                                              ------------------------
Long-Term Debt, less current maturities (Note 5)                                  944,000    1,234,000
                                                                              ------------------------
Commitments and Contingencies (Notes 7 and 8)

Stockholders' Equity
  Common stock, no par value, 10,000,000 shares
    authorized, 187,146 shares issued                                              19,000       19,000
  Additional contributed capital                                                2,556,000    2,697,000
  Accumulated deficit                                                            (397,000)    (667,000)
  Unrealized (loss) on investment securities (Note 2)                              (1,000)      (2,000)
                                                                              ------------------------
                                                                                2,177,000    2,047,000
  Less:  Treasury stock, 1997 33,103 shares,
          1996 23,849 shares                                                     (710,000)    (569,000)
         Unearned ESOP shares (Note 7)                                           (638,000)    (920,000)
                                                                              ------------------------
                                                                                  829,000      558,000
                                                                              ------------------------
                                                                              $ 3,661,000  $ 4,650,000
                                                                              ========================

See Notes to Consolidated Financial Statements.

CASPER AIR SERVICE AND
 SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED APRIL 30, 1997 AND 1996

                                                  1997             1996
---------------------------------------------------------------------------
Net Sales                                     $  6,745,000     $  5,930,000
Cost of Sales                                    5,643,000        5,045,000
                                              -----------------------------
          GROSS PROFIT                           1,102,000          885,000

Operating Expenses                                 752,000          750,000
                                              -----------------------------
Operating income                                   350,000          135,000
                                              -----------------------------
Other Income (Expense)
  Interest income                                   26,000           31,000
  Interest expense                                (168,000)        (154,000)
  Gain from sale of assets                          56,000               -
  Other income (expense)                             8,000          (25,000)
                                              -----------------------------
                                                   (78,000)        (148,000)
                                              -----------------------------

          INCOME (LOSS) FROM CONTINUING
           OPERATIONS BEFORE INCOME
           TAXES (NOTE 9)                          272,000          (13,000)

Federal Income Taxes (Credits) (Note 6)            (97,000)              -

Income (Loss) from Discontinued Operations         (99,000)        (213,000)
                                              -----------------------------
          Net income (loss)                   $    270,000     $   (226,000)
                                              =============================


See Notes to Consolidated Financial Statements.

CASPER AIR SERVICE AND
SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED APRIL 30, 1997 AND 1996
                                                               Additional
                                                  Common      Contributed      Accumulated
                                                  Stock         Capital          Deficit
------------------------------------------------------------------------------------------
Balance, April 30, 1995                         $  19,000    $ 2,814,000      $  (441,000)
  Redemption of ESOP shares - treasury stock           -        (117,000)              -
  Change in unrealized (loss) on available-
    for-sale investments                               -              -                -
  Net (loss)                                           -              -          (226,000)
                                                ------------------------------------------
Balance, April 30, 1996                            19,000      2,697,000         (667,000)
  Redemption of ESOP shares - treasury stock           -        (141,000)              -
  Change in unrealized (loss) on available-
    for-sale investments                               -              -                -
  Net income                                           -              -           270,000
                                                ------------------------------------------
Balance,  April 30, 1997                        $  19,000    $ 2,556,000      $  (397,000)
                                                ==========================================


                                                  Unrealized
                                                  Gain (Loss)
                                                      on
                                                  Investment          Treasury       Unearned
                                                  Securities            Stock       ESOP Shares     Total
-----------------------------------------------------------------------------------------------------------
Balance, April 30, 1995                         $        -         $ (425,000)    $ (1,181,000)   $ 786,000
  Redemption of ESOP shares - treasury stock             -           (144,000)         261,000           -
  Change in unrealized (loss) on available-
    for-sale investments                             (2,000)               -                -        (2,000)
  Net (loss)                                             -                 -                -      (226,000)
                                                -----------------------------------------------------------
Balance, April 30, 1996                              (2,000)         (569,000)        (920,000)     558,000
  Redemption of ESOP shares - treasury stock             -           (141,000)         282,000           -
  Change in unrealized (loss) on available-
    for-sale investments                              1,000                -                -         1,000
  Net income                                             -                 -                -       270,000
                                                -----------------------------------------------------------
Balance,  April 30, 1997                        $    (1,000)       $ (710,000)    $   (638,000)   $ 829,000
                                                ===========================================================

See Notes to Consolidated Financial Statements.

CASPER AIR SERVICE AND
SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED APRIL 30, 1997 AND 1996

                                                                       1997                1996
---------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities:
  Net income (loss)                                                $   270,000         $  (226,000)
  Adjustments to reconcile net income (loss) to net (used in)
    cash provided by (used in) operating activities:
    Depreciation                                                       239,000             248,000
    (Gain) on sale of assets                                           (56,000)             (4,000)
    Loss on worthless debenture                                             -               15,000
    Increase (decrease) in cash as a result of operating
      changes in operating assets and liabilities:
      Deferred income taxes                                            (97,000)                 -
      Trade receivables                                                (44,000)            173,000
      Inventories                                                    1,263,000          (1,243,000)
      Deposits and other assets                                         31,000             (24,000)
      Accounts payable                                                  22,000            (111,000)
      Accrued liabilities                                               60,000              33,000
      Prepaid fuel, services and other deposits                         33,000             (51,000)
                                                                   -------------------------------
        NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
          OPERATING ACTIVITIES                                       1,721,000          (1,190,000)
                                                                   -------------------------------
Cash Flows from Investing Activities:
  Proceeds from sale of investments                                     40,000                  -
  Proceeds from sale of equipment                                      204,000              28,000
  Purchase of property and equipment                                  (604,000)           (239,000)
  Receipt of cash restricted for letters of credit                          -              150,000
  Investment in restricted certificate of deposit                           -             (100,000)
  Investment in marketable securities                                  (40,000)            (27,000)
  Payments received on notes receivable                                  4,000              17,000
                                                                   -------------------------------
        NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES
          INVESTING ACTIVITIES                                        (396,000)           (171,000)
                                                                   -------------------------------
Net increase (decrease) in outstanding checks
  in excess of bank balance                                                 -             (177,000)
Proceeds from (payments on) flooring
  arrangements                                                      (1,177,000)          1,315,000
Net change short-term borrowing                                        (92,000)            267,000
Proceeds from issuance of long-term debt and
  liabilities applicable to discontinued operations                    300,000             213,000
Principal reduction on long-term debt and
  liabilities applicable to discontinued operations                   (406,000)           (312,000)
                                                                   -------------------------------
        NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES
          FINANCING ACTIVITIES                                      (1,375,000)          1,306,000
                                                                   -------------------------------
        NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
          CASH EQUIVALENTS                                             (50,000)            (55,000)
Cash and cash equivalents, beginning of year                           229,000             284,000
                                                                   -------------------------------
Cash and cash equivalents, end of year                             $   179,000         $   229,000
                                                                   ===============================

CASPER AIR SERVICE AND
 SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS  (CONTINUED)
YEARS ENDED APRIL 30, 1997 AND 1996

                                                                       1997                1996
---------------------------------------------------------------------------------------------------
Supplemental Disclosure of Cash Flow Information:
    Cash paid for interest expense                                 $   252,000         $   219,000

Supplemental Disclosure of Noncash Financing Activities:
  Shares purchased from ESOP in lieu of contribution               $   282,000         $   261,000


See Notes to Consolidated Financial Statements.

CASPER AIR SERVICE AND
 SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1.   NATURE OF BUSINESS AND SUMMARY OF ACCOUNTING POLICIES

Casper Air Service operates a full-service, fixed base operation featuring aircraft sales, charter flights, aircraft maintenance, propeller overhaul, an accessory overhaul shop, parts distribution, line service and college-level aviation education at the Natrona County International Airport in Casper, Wyoming. The Company grants credit to customers through the normal course of business.

A summary of significant accounting policies applied in the preparation of the accompanying financial statements follows.

Principles of consolidation: The accompanying consolidated financial statements include the accounts of the Company and its subsidiary, Casper Flying Service. All material intercompany balances and transactions have been eliminated in consolidation.

Cash and cash equivalents: For purposes of the statement of cash flows, the Companies consider all unrestricted highly-liquid debt instruments with original maturities of three months or less to be cash equivalents.

Investment in available-for-sale securities: Casper Air Service has investments in marketable equity securities. Marketable equity securities consist primarily of common stocks that are traded or listed on national exchanges.

Financial Accounting Standards Board Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities requires that management determine the appropriate classification of securities at the date individual investment securities are acquired, and that the appropriateness of such classification be reassessed at each balance sheet date. Since the Company neither buys investment securities in anticipation of short-term fluctuations in market prices nor can commit to holding debt securities to their maturities, the investment in marketable equity securities have been classified as available-for-sale in accordance with Statement No. 115. Available-for-sale securities are stated at fair value, and unrealized holding gains and losses, net of the related deferred tax effect, are reported as a separate component of stockholders' equity. Gains and losses are determined by the specific identification method.

Inventories: Aircraft inventory held for resale is valued at the lower of cost (specific-identification method) or market, the parts inventory is valued at cost (weighted average method) which is not in excess of market.

Property and equipment: Depreciation is provided for in amounts sufficient to relate the cost of the depreciable assets to operations over their estimated service lives on the straight line basis. Depreciation is computed over the following lives:

                                                    Years
                                                    -----
Buildings and improvements                           7-40
Flight charter equipment                             5-10
Other equipment                                      3-10

CASPER AIR SERVICE AND
 SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Maintenance and repairs of property and equipment are charged to operations and major improvements prolonging the life of the assets are capitalized.

Income taxes: Casper Air Service provides for deferred taxes on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Prior to its acquisition during the year ended April 30, 1997, Casper Flying Service, with the consent of its shareholder, elected to be taxed under sections of federal income tax law, which provide that, in lieu of corporate income taxes, the stockholder separately accounts for its items of income, deductions, losses and credits. As a result of this election, no income taxes have been recognized in the accompanying financial statements for Casper Flying Service prior to acquisition. It is the intent of the Company to file a consolidated tax return and income taxes are recognized after the acquisition date on a consolidated basis.

Employee stock ownership plan: Casper Air Service accounts for compensation expenses for ESOP contributions by a method which determines the expense to be at least 80% of the amount that would be expensed under the shares allocated method. Casper Air Service has elected not to implement the provision of Statement of Position 93-6, Employers Accounting for Employee Stock Ownership Plans, for stock sold to the ESOP prior to December 31, 1992. However, any future stock purchases by the ESOP will be subject to the expense recognition requirements of SOP 93-6.

Accounting estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments: Financial Accounting Standards Board ("FASB") Statement No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. Statement No. 107 excludes certain financial instruments and all nonfinancial assets and liabilities from its disclosure requirements. The following methods and assumptions were used to estimate the fair value of financial instruments:

     Cash, cash equivalents and restricted cash: The carrying amount approximates fair value because of the short maturity of those instruments.

     Investment in available-for-sale securities: Investments are carried at fair value.

CASPER AIR SERVICE AND
 SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     Notes payable and floor plans payable: The carrying amount approximates fair value because the debt terms are negotiated annually.

     Long-term debt: The fair values of the Companies' long-term debt are estimated using discounted cash flow analyses, based on the Companies' current incremental borrowing rates for similar types of borrowing arrangements. The fair value approximates carrying value.


NOTE 2.   AVAILABLE-FOR-SALE SECURITIES

Available-for-sale securities are carried at market value. The related cost and unrealized loss on these securities at April 30, 1997 were $113,000 and $1,000, respectively and at April 30, 1996 were $109,000 and $2,000, respectively. Marketable securities were sold during the year ended April 30, 1997 for $40,000 with a realized gain of $4,000. The unrealized loss on investment securities decreased by $1,000 during the year ended April 30, 1997.


NOTE 3.   INVENTORIES

The composition of the inventories as of April 30, 1997 and 1996 is as follows:

                               1997           1996
                            ------------------------

Aircraft held for sale      $ 111,000    $ 1,392,000
Parts                         782,000        783,000
Other                          24,000          5,000
                            ------------------------
                            $ 917,000    $ 2,180,000
                            ========================

Casper Air Service carries small quantities of a large number of parts for older model planes still in service. A substantial portion of these parts are sold to charter services and aircraft maintenance operations throughout the United States and overseas. Management removes parts from inventory which are dated or determined to be obsolete by the Federal Aviation Administration and believe that the remaining parts are salable. However, in accordance with industry practice, these inventories are included in current assets even though a substantial portion will not be sold within one year in the normal course of business.

CASPER AIR SERVICE AND
 SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 4.   PROPERTY AND EQUIPMENT

Property and equipment is composed of the following as of April 30, 1997 and 1996:

                                    1997           1996
                               ---------------------------

Buildings and improvements     $ 1,654,000     $ 1,641,000
Flight charter equipment         1,851,000       2,050,000
Other equipment                    907,000         883,000
                               ---------------------------
                                 4,412,000       4,574,000
Accumulated depreciation        (2,956,000)     (3,052,000)
                               ---------------------------
                               $ 1,456,000     $ 1,522,000
                               ===========================


NOTE 5.   NOTES PAYABLE, FLOORING ARRANGEMENTS, LONG-TERM DEBT
           AND ASSETS PLEDGED THEREON

The Companies' notes payable, financing arrangements and long-term debt and assets pledged thereon as of April 30, 1997 are as follows:

NOTES PAYABLE:
$400,000 line of credit with a bank, interest at 1.5% over New York prime rate (10%
as of April 30, 1997), interest payable monthly, collateralized by receivables and
and inventories, due October 1997, subsequently renewed through December 1997                $ 261,000

$150,060 line of credit with a bank, interest at 1.5% over bank's prime rate (10%
as of April 30, 1997), interest payable quarterly, collateralized by an airplane,
due May 1997                                                                                    90,000
                                                                                             ---------
                                                                                             $ 351,000
                                                                                             =========

FLOORING ARRANGEMENTS:

Flooring arrangement with Cessna, interest at 10.5%, due upon sale of aircraft               $ 138,000
                                                                                             =========

CASPER AIR SERVICE AND
 SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


LON-TERM DEBT:
Note payable to Small Business Administration, payable in monthly payments of
  $9,876, including interest at 10% due February 2003, collateralized by building
  improvements, equipment and majority shareholder                                            $   525,000

Notes payable to aircraft finance corporations, payable in monthly payments aggregating
  $11,584, plus interest at 2% over a banks prime rates (10.5% as of April 30, 1997),
  due through May 2002, collateralized by flight charter aircraft                                 456,000

Notes payable to bank, payable in monthly payments aggregating $2,726, including interest rates ranging from 7.85% to 10%, due through December 2000, collateralized
  by flight charter aircraft and certificate of deposit                                           170,000

Note payable to an individual, payable in monthly payments of $5,840, including interest at 8%, due March 1998, collateralized by an aircraft and personal guarantee
  of the majority shareholder                                                                      62,000

Notes payable due in monthly payments aggregating $1,996 and an annual payment of $6,802, including interest ranging from 10% to 21.45%, due through January 2000,
  collateralized by equipment                                                                      48,000

Note payable to a former stockholder and relative of the majority stockholder, payable in monthly payments of $3,000, including effective interest at 31%, due April 2001,
  collateralized by the assets of Casper Air Service (see Note 9)                                  50,000
                                                                                              -----------
                                                                                                1,311,000
Less current maturities                                                                           367,000
                                                                                              -----------
                                                                                              $   944,000
                                                                                              ===========

Aggregate future maturities of long-term debt as of April 30, 1997 are as follows:

            Year Ended April 30,
            --------------------
                    1998                             $   367,000
                    1999                                 228,000
                    2000                                 250,000
                    2001                                 237,000
                    2002                                 123,000
                    Thereafter                           106,000
                                                     -----------
                                                     $ 1,311,000
                                                     ===========

CASPER AIR SERVICE AND
 SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 6.   INCOME TAXES

Current deferred tax assets consist of the following components as of April 30, 1997 and 1996:

                                              1997          1996
                                           -----------------------
Deferred tax assets:
  Operating loss carryforwards             $ 142,000     $ 183,000
  Investment tax credits carryforward         81,000        81,000
  Other components                            41,000        32,000
                                           -----------------------
                                             264,000       296,000
Less valuation allowance                     167,000       296,000
                                           -----------------------
                                           $  97,000     $      -
                                           =======================

As of April 30, 1997, Casper Air Service has recorded a valuation allowance of $167,000 on the deferred tax assets to reduce the total to an amount that is estimated to be ultimately realized. Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. Net deferred tax assets of $97,000 are expected to be realizable from fiscal year 1998 operations prior to the sale of the Company.

The income tax benefit (expense) differs from the amounts obtained by applying the U.S. federal income tax rate to pre tax income (loss) due to the following:

                                              1997          1996
                                           -----------------------

Computed "expected" tax benefit (expense)  $ (61,000)    $  77,000
Increase (decrease) resulting from:
Subsidiary election to be taxed at the
stockholder level                                 -        (13,000)
Other                                         29,000        (5,000)
Increase in valuation allowance                   -        (59,000)
Reduction of valuation allowance             129,000            -
                                           -----------------------
                                           $  97,000     $      -
                                           =======================

At April 30, 1997, Casper Air Service has available net operating loss (NOL) carryforwards of $569,000. The NOL carryforward is available to offset future taxable income. Casper Air Service also has investment tax credits of $81,000 available to offset future federal income tax. The Internal Revenue Code,
Section 382, limits the utilization of NOL carryforwards when certain ownership changes occur, measured over a three-year period. The ownership change discussed in Note 9 is expected to limit the use of the NOL carryforward. The NOL carryforward and investment tax credits expire as follows:

CASPER AIR SERVICE AND
 SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


                                 Net Operating     Investment
Year of Expiration                    Loss         Tax Credit
------------------               ----------------------------
     1998                        $      -          $    6,000
     1999                               -              46,000
     2000                               -              29,000
     2009                          444,000                 -
     2110                            7,000                 -
     2111                          118,000                 -
                                 ----------------------------
                                 $ 569,000         $   81,000
                                 ============================


NOTE 7.   EMPLOYEE BENEFIT PLANS

Employee Stock Ownership Plan and Trust:

Casper Air Service sponsors an Employee Stock Ownership Plan and Trust ("ESOP") which covers substantially all employees who are not included in a collective bargaining agreement. The ESOP is designed to enable employees who meet minimum age and length of service requirements to acquire stock ownership in the Company. The ESOP is noncontributory and vesting occurs at a rate of 20% per year of accumulated service, commencing with the third year of service.

The ESOP borrowed $2,500,000 from the Company to purchase 81,887 shares of common stock in 1989. The loan obligation of the ESOP is considered unearned employee benefit expense and, as such, is recorded as a reduction of the Company's stockholders' equity. The ESOP shares which have not been allocated are pledged as collateral for this debt. As the debt is repaid, shares are released from collateral based on the proportion of debt service paid in the year and allocated to active employees. Because no shares were allocated for 1997, 1996 or 1995, the expense was limited to the interest expense of $76,000, $98,000 and $118,000 for the years ended April 30, 1997, 1996 and 1995, respectively, which was offset against the interest income from the note receivable.

If a terminated participant desires to sell his or her shares of the Company's stock, or for certain employees who elect to diversify their account balances, the Company may be required to purchase the shares from the participant at their fair market value. However, as long as the existing ESOP debt is unpaid, employees that terminate for reasons other than death or disability may not receive share distributions from the plan and the Company has no obligation to repurchase shares allocated to the terminating participant. The debt of the ESOP is scheduled to be retired in 1999.

CASPER AIR SERVICE AND
 SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


During the year ended April 30, 1995, the fair market value of the stock purchased by the Company from ESOP participants totaled $11,000. Those shares are included in treasury stock in the accompanying balance sheet. No stock was purchased from participants during the years ended April 30, 1996 and 1997. The Company also guaranteed a minimum return on investment to ten participants who rolled 401(k) balances into the ESOP. The guarantee exceeds the estimated fair market value of the shares by approximately $43,000. This amount has been recognized as a liability in the accompanying financial statements. At April 30, 1996, 33,519 shares of the Company's stock, with an aggregate fair market value of approximately $563,000 have been allocated to ESOP participants based on independent appraisal as of April 30, 1996. At April 30, 1997, 33,519 shares of the Company's stock, with an aggregate fair market value of approximately $511,000 have been allocated to ESOP participants based on the subsequent sales price of the Company's stock (Note 9).

ESOP shares as of April 30, 1997 and 1996 are as follows:

                                   1997     1996
                                  ---------------

Allocated shares                  33,000   33,000
Unallocated shares                21,000   30,000
                                  ---------------
                                  54,000   63,000
                                  ===============

Employee Benefit Risk Management Program:

Casper Air Service provides employee health care benefits through a risk management program. The Company is insured under a stop-loss policy for individual claims exceeding $5,000 per year. Expenses incurred for claims during the years ended April 30, 1997 and 1996 were $40,000 and $24,000, respectively. Premiums paid for stop-loss insurance during the years ended April 30, 1997 and 1996 were $30,000 and $37,000, respectively.


NOTE 8.   COMMITMENTS AND CONTINGENCIES

Operating Lease Arrangements:

The Companies conduct a portion of their operations in facilities and on real estate under various operating leases. These operating leases currently require minimum annual rentals, plus additional rentals based on five cents per gallon flowage fee for every gallon of fuel pumped. The leases expire at various dates through August 2006. In addition to these leases, there is an operating agreement with Natrona County International Airport which is paid on a month to month basis.

CASPER AIR SERVICE AND
 SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The following is a schedule, by years, of minimum annual rentals under the operating leases and agreement:

            Year Ended April 30,
            --------------------
                   1998                                           $  35,000
                   1999                                              35,000
                   2000                                              35,000
                   2001                                              35,000
                   2002                                               6,000
                   Thereafter                                        18,000
                                                                  ---------
          Total minimum annual rentals required                   $ 164,000
                                                                  =========

The leases provide for the payment of certain taxes and other expenses by the Companies. Rent expense for operating leases for the years ending April 30, 1997, 1996 and 1995, were $38,000, $48,000 and $67,000, respectively.


NOTE 9.   SUBSEQUENT EVENTS AND DISCONTINUED OPERATIONS

In August 1997, Aviation Group Inc. acquired all of the outstanding stock of the Company. As part of the purchase agreement, the majority stockholder assumed a related party note payable recorded at approximately $50,000 at April 30, 1997. The Company's ESOP will also be terminated pursuant to this agreement.

In June 1997, Casper Flying Service had a nonfatal air crash of a plane with a carrying value of $278,000. In July 1997, it received insurance proceeds of $324,000, of which approximately $133,000 was used to pay off the note payable to an aircraft financing company.

Subsequent to April 30, 1997, the operations of the Company's charter flight service division were ceased. The assets of the division, primarily aircraft, with a carrying value of $279,000 were sold on October 1, 1997 to an unrelated party for cash of $500,000. The Company determined that the operations of the charter flight division represented a separate major class of customers and should be accounted for as a disposal of a segment of a business. Accordingly, the Company's previously reported consolidated financial statements have been adjusted to reclassify the charter flight service operations as discontinued operations. The net sales from this division which are now reported with "income
(loss) from discontinued operations" were $1,032,000 and $985,000 for the years ended April 30, 1997 and 1996, respectively.

No gain or loss on the disposal of the business segment has been reflected in the April 30, 1997 financial statements since the Company expects to generate operating income from charter operations through the date of disposal.